COMBINED CONDENSED FINANCIAL STATEMENTS

MAD CREEK FARM, LLC

725 E 11TH STREET, LLC

5 LEAF, LLC

GENUS MANAGEMENT GROUP, LLC

TIMOTHY LANE, LLC

MAD CREEK FARM, LLC
725 E 11TH STREET, LLC
5 LEAF, LLC
GENUS MANAGEMENT GROUP, LLC TIMOTHY LANE, LLC
COMBINED CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current Assets
Cash	$7,207	$-
Total current assets	7,207	-
Property and equipment, net	2,287,416	2,202,273

Total Assets	$2,294,623	$2,202,273

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Related party payables	$189,242	$-
Current portion of note payable	13,135	12,819
Total current liabilities	202,377	12,819

Note payable, net of current portion	343,416	350,064

Total Liabilities	545,793	362,883

MEMBERS' EQUITY
Members' capital	2,037,063	1,961,643
Accumulated deficit	(288,233)	(122,253)
Total Members' Equity	1,748,830	1,839,390
Total Liabilities and Members' Equity	$2,294,623	$2,202,273

See accompanying notes to the combined condensed financial statements.

MAD CREEK FARM, LLC
725 E 11TH STREET, LLC
5 LEAF, LLC
GENUS MANAGEMENT GROUP, LLC TIMOTHY LANE, LLC
COMBINED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017

Rental Income	$3,600	$3,600	$7,200	$7,200

Operating Expenses:
Selling, general and administrative	108,546	5,033	164,399	10,066
Total Operating Expenses	108,546	5,033	164,399	10,066

Loss from Operations	(104,946)	(1,433)	(157,199)	(2,866)

Other Income (Expense)
Interest expense	(4,391)	(3,325)	(8,781)	(6,649)
Total Other Income (Expense)	(4,391)	(3,325)	(8,781)	(6,649)

Net loss	$(109,337)	$(4,758)	$(165,980)	$(9,515)

See accompanying notes to the combined condensed financial statements.

MAD CREEK FARM, LLC
725 E 11TH STREET, LLC
5 LEAF, LLC
GENUS MANAGEMENT GROUP, LLC TIMOTHY LANE, LLC
COMBINED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,
	2018	2017
Cash Flows From Operating Activities
Net loss	$(165,980)	$(9,515)
Adjustments to reconcile net loss to net cash used in operating activities:
Operating expenses and interest paid through member contributions	69,088	3,617
Depreciation	31,999	5,898
Changes in operating assets and liabilities:
Related party payables	72,100	-
Net Cash Provided by Operating Activities	7,207	-

Net Increase in Cash	7,207	-
Cash at Beginning of Period	-	-
Cash at End of Period	$7,207	$-

Noncash Investing and Financing Information:
Payments on note payable through member contributions	$6,332	$6,031
Operating expenses paid through member contributions	$60,307	$3,617
Purchase of property and equipment through related
party payables	$117,142	$-
Interest paid through member contributions	$8,781	$-

See accompanying notes to the combined condensed financial statements.

MAD CREEK FARM, LLC

725 E 11TH STREET, LLC

5 LEAF, LLC

GENUS MANAGEMENT GROUP, LLC

TIMOTHY LANE, LLC

NOTES TO COMBINED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 — THE COMPANY AND BASIS OF PRESENTATION

Financial Statement Presentation – The accompanying combined financial statements are presented in conformity with accounting principles generally accepted in the United States of America and include the operations and balances of Mad Creek Farm, LLC (“Mad Creek”), 725 E 11th Street, LLC (“11th Street”), 5 Leaf, LLC (“5 Leaf”), Genus Management Group, LLC (“Genus”) and Timothy Lane, LLC (“Timothy”).  The combined financial statements include the operations of Mad Creek since 2006, 11th Street since August 28, 2017, 5 Leaf since November 29, 2017, Genus since April 5, 2018 and Timothy since May 27, 2018. The combined entities are referred to as “the Company” throughout these combined financial statements.

Nature of Business – Mad Creek and 11th Street are real estate properties in Mendocino County and Oakland, respectively.  Both properties generated rental income. 5 Leaf, Genus and Timothy were formed November 29, 2017, April 5, 2018 and May 27, 2018, respectively, and have had minimal activity as of June 30, 2018 other than rent expense.

NOTE 2 – GOING CONCERN

The accompanying combined financial statements have been prepared with the recognition that there is considerable doubt about whether the Company can continue as a going concern.  As shown in the accompanying combined financial statements, the Company incurred a net loss of $165,980 for the six months ended June 30, 2018 and has an accumulated deficit of $288,233 at June 30, 2018.   These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance date of these combined financial statements.

In order for us to continue as a going concern, we will need to obtain additional debt or equity financing. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to attain positive cash flow operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet our future obligations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Information – The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the SEC.  Accordingly, they are condensed and do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature.  The results of operations for the six months ended June 30, 2018, may not be indicative of the results that may be expected for the year ending December 31, 2018.

These financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2017, as presented herein with this 8-KA. The accounting policies set forth in those annual financial statements are the same as the accounting policies utilized in the preparation of these financial statements, except as modified for appropriate interim financial statement presentation.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value – The fair values of the Company’s financial assets and liabilities approximate their carrying amounts at the reporting date.

Cash and Cash Equivalents – The balance in cash and cash equivalents consists of cash reserves held in bank accounts. The Company maintains cash balances in bank accounts that, at times, exceed federally insured limits.  The Company has not experienced any losses in these accounts and believes it is not exposed to any significant risk with respect to cash.

Property and Equipment – Property and equipment are stated at cost.  Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets.  Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized.  Leasehold improvements are assigned useful lives based on the shorter of their useful lives or the term of the related leases, including renewal options likely to be exercised.  Routine maintenance, repairs and renewal costs are expensed as incurred.  When property is retired or otherwise disposed of, the carrying values are removed from the property and equipment and related accumulated depreciation accounts.  Depreciation is included in general and administrative expenses.

Revenue Recognition – The Company adopted Topic 606 Revenue from Contracts with Customers with a date of initial application of January 1, 2018.  Since the Company had no revenue prior to 2018, the adoption of this standard had no effect on prior periods.  The Company generates revenue through consulting arrangements, and in the future from manufacturing services, producing and selling products.  The revenue will be recognized at the point in time that the services are performed and products are sold and delivered to the customer.  This policy will be modified if necessary as the Company grows and develops multiple revenue sources. The company had rental income prior to the recent quarter.  The rental income was recognized monthly when earned and collection reasonably assured.

Income Taxes – The Company is taxed as a limited liability company. In lieu of corporation income taxes, the members of a limited liability company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision for federal or state income tax is included in the financial statements.

Recent Accounting Pronouncements – The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

Depreciation expense was $31,999 and $5,898 for the six months ended June 30, 2018 and 2017, respectively.  As of June 30, 2018 and December 31, 2017, the property and equipment consisted of the following:

	Estimated	June 30,	December 31,
	Useful Lives	2018	2017

Land	n/a	$556,000	$556,000
Buildings and improvements	5-30 years	1,910,310	1,794,000
Office furniture and equipment	3-8 years	832	-
Total		2,467,142	2,350,000
Less accumulated depreciation		(179,726)	(147,727)
Net property and equipment		$2,287,416	$2,202,273

NOTE 5 – NOTE PAYABLE

The Company has a loan on the Mad Creek property that matures November 1, 2036.  The loan has a variable interest rate that is recalculated semi-annually.  The rate was 4.75% and 3.75% as of June 30, 2018 and December 31, 2017, respectively.  As of June 30, 2018 and December 31, 2017, the note payable consisted of the following:

	June 30,	December 31,
	2018	2017

Note payable	$356,551	$362,883
Less current portion	(13,135)	(12,819)
Note payable, net of current portion	$343,416	$350,064

NOTE 6 – MEMBERS’ EQUITY

Members’ equity consists of member contributions to acquire the property and equipment and provide the necessary cash needs. For the six months ended June 30, 2018 and 2017, the Company had net member capital contributions of $75,420 and $9,647, respectively.

NOTE 7 – SUBSEQUENT EVENTS

On July 14, 2018, Mad Creek, 11th Street, 5 Leaf, Genus and two other entities formed in 2018 (“Consortium”), closed on Share Exchange and Purchase Agreements (the “Purchase Agreements” and the “Closing”) with NewBridge Global Ventures, Inc. and Subsidiary (“NewBridge”), whereby NewBridge purchased the shares or membership interests (as the case may be) of the several entities making up the Consortium for a combined 31,000,000 shares (“Shares”) of NewBridge common stock, par value $0.0001 per share. The acquisition is considered of a reverse acquisition making the Consortium the accounting acquirer.

Genus was organized as GLML, LLC (“GLML”) on April 5, 2018. On October 1, 2018, GLML changed its name to Genus Management Group, LLC.